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                                   EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO AMERIGAS PARTNERS, L.P.:

As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10K, into the Partnership's previously filed S-3 Registration Statement Nos. 333-45902 and 333-73686.



Arthur Andersen LLP
Philadelphia, Pennsylvania
December 21, 2001